UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2015

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Orinda Way, Suite 125-A Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 889-1778

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2015, the Board of Directors of VII Peaks Co-Optivist Income BDC II, Inc. (the “Company”) accepted the resignation of Cecilia Shea as the Chief Financial Officer. The resignation is effective February 28, 2015.

On February 23, 2015, the Board of Directors of VII Peaks Co-Optivist Income BDC II, Inc. (the “Company”) appointed Michelle Kleier as the Chief Financial Officer. Below is Ms. Kleier’s biographical information:

Ms. Kleier has worked with VII Peaks Capital as the Vice President of Compliance since August 2014. From 1998 to present, she has been consulting as an instructor and tutor for securities licensing review courses. Ms. Kleier was the Chief Compliance Officer at KBR Capital Markets from April 2013 to September 2013. She served as the Chief Financial Officer for a fund manager in the real estate sector from July 2012 to April 2013. She was the Chief Operating Officer for a San Francisco based broker-dealer from May 2006 to December 2012. Prior to that, Ms. Kleier was the Chief Financial Officer for a biotechnology start-up company, from June 1997 – April 2010, where her responsibilities also included human resource management and government regulatory compliance.

Ms. Kleier received her Bachelor of Arts degree from the University of California, Santa Barbara and her MBA in International Management from the Monterey Institute of International Studies. She currently holds Series 7, 24, 63, 79 & 99 licenses.

On February 23, 2015, the Board of Directors of VII Peaks Co-Optivist Income BDC II, Inc. (the “Company”) appointed Garima Kakani as the Vice President and Controller. Below is Ms. Kakani’s biographical information:

Ms. Kakani has been employed for the last eight years in the area of financial reporting and analysis. She has been working as Senior Analyst with VII Peaks Capital, LLC since December 2013. Prior to joining VII Peaks, she worked with KBR Capital Partners, LLC as Manager of Reporting and Analytics from March 2011 to September 2013. She worked with the Indian arm of D.E. Shaw & Co. from March 2007 to September 2009 where she first worked as a Financial Research Analyst for first year and a half and then as a Pricing and Valuation Analyst. On a volunteer basis, she has also worked in a small family office of a loan mortgage company as home loan processor and underwriter from February 2010 to February 2011.

After receiving her MBA in Finance from International Institute of Professional Studies, India in May 2007, Ms. Kakani earned her CFA Charter in August 2012. She also has a diploma and advance diploma in business finance from the Institute of Chartered Financial Analysts of India. Currently, she is pursuing her Financial Risk Manager Part 2 designation.

Section 8 – Other Events

Item 8.01 Results of Operations and Financial Condition.

On February 23, 2015, the Board of Directors of the Company declared six semi-monthly distributions, and voted to keep the annual distribution rate at 7.35% of the $9.75 gross offering price of our shares in our continuous offering. The distributions will be paid to stockholders of record on Thursday, February 26, 2015, payable March 16, 2015, stockholders of record on Thursday March 12, 2015, payable March 30, 2015, stockholders of record Friday, March 27, 2015, payable April 15, 2015, stockholders of record on Tuesday April 14, 2015, payable April 30, 2015, stockholders of record on Wednesday, April 29, 2015, payable May 15, 2015 and stockholders of record on Thursday May 14, 2015, payable on May 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II, Inc.

February 25, 2015

By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President